UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/14/2009

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 14, 2009, Registrant received a letter from the Nasdaq Stock Market ("Nasdaq") notifying Registrant that it no longer complies with Nasdaq's rules for continued listing since it did not timely file its Quarterly Report on Form 10-Q for the period ending July 31, 2009 as is required under Rule 5250(c)(1) ("Delinquent Filing Notice"). Registrant has 60 days, or until November 13, 2009, to submit its plan to regain compliance with Nasdaq's continued listing requirements. As disclosed in a Current Report on Form 8-K filed on August 6, 2009, Registrant is also delinquent in filing its Annual Report on Form 10-K for the fiscal year ended April 30, 2009 ("Initial Delinquent Filing"). As such, any Nasdaq exception to allow the Registrant to regain compliance, if granted, will be limited to 180 calendar days from the due date of the Initial Delinquent Filing, or until January 25, 2010.

On September 15, 2009, Registrant received a separate letter from Nasdaq notifying Registrant that, based upon its closing bid price for the last 30 consecutive business days, it no longer meets the minimum bid price of $1.00 per share required under Nasdaq Marketplace Rule 5450(a)(1) ("Minimum Bid Price Notice"). The Minimum Bid Price Notice has no effect on the listing of Registrant's securities at this time, and its common stock will continue to trade on the Nasdaq Global Market under the symbol "QTWW".

In accordance with Marketplace Rule 5810(c)(3)(A), Registrant has a grace period of 180 calendar days in which to regain compliance. If at any time prior to March 15, 2010 the bid price of Registrant's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that Registrant has regained compliance with the minimum bid price requirement. No assurance can be given that Registrant will regain compliance during that period. In the event Registrant does not regain compliance prior to expiration of the grace period, Nasdaq will send written notification that its securities are subject to delisting. At that time, Registrant may appeal the delisting determination to a Hearing Panel. Alternatively, Registrant may apply to transfer its securities to the Nasdaq Capital Market if it satisfies the requirements for initial inclusion, with the exception of the bid price. In the event of such a transfer, Registrant will be afforded an additional grace period to comply with the minimum bid price requirement while listed on the Nasdaq Capital Market. No assurance can be given that Registrant will be eligible for the additional grace period, or, if applicable, that it will regain compliance during any such additional grace period.

In response to the Delinquent Filing Notice, Registrant anticipates that it will file its plan to regain compliance prior to expiration of the 60 day period. In response to the Minimum Bid Price Notice, Registrant intends to closely monitor the closing bid price of its common stock between now and March 15, 2010, and will consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the minimum closing bid price requirement. Registrant disclaims any intention to update this report for purposes of disclosing any action or response that Registrant decides to take after the date hereof.

On September 18, 2009, Registrant issued a press release announcing its receipt of the Delinquent Filing Notice and the Minimum Bid Price Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated September 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: September 18, 2009	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated September 18, 2009